UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2011

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2011, Arbitron Inc. (the "Company") announced that Richard J. Surratt, age 50, had been named Executive Vice President, Finance of the Company effective as of February 6, 2011 and that the Company intended to transition Mr. Surratt into the role of Chief Financial Officer as soon as is practicable.

Effective as of February 28, 2011, the Board of Directors of the Company appointed Mr. Surratt as Executive Vice President, Finance and Chief Financial Officer of the Company. Mr. Surratt succeeds Sean R. Creamer, who was promoted in June 2010 to Executive Vice President, U.S. Media Services, responsible for the Company's radio and cross-platform services and operations.

The material terms of Mr. Surratt’s offer letter and retention agreement are summarized in the Form 8-K filed by the Company on February 8, 2011.

Item 7.01 Regulation FD Disclosure.

Effective as of February 28, 2011, the Board of Directors of the Company appointed Richard J. Surratt as Executive Vice President, Finance and Chief Financial Officer. A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release of Arbitron Inc. dated March 2, 2011 announcing the appointment of Richard J. Surratt as Executive Vice President, Finance and Chief Financial Officer

The information in Item 7.01 of this Form 8-K and attached Exhibit shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

March 2, 2011	By:	Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Business Development and Strategy, Chief Legal Officer, and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Arbitron Inc. dated March 2, 2011 announcing the appointment of Richard J. Surratt as Executive Vice President, Finance and Chief Financial Officer